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                                                                      EXHIBIT 11




                               HECHINGER COMPANY
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                  (unaudited)
                      (in thousands except per share data)




                                                                                                  13 WEEKS ENDED
                                                                                       MAY 3, 1997              MAY 4, 1996
                                                                                    -----------------       ------------------
Net loss                                                                              $     (13,544)           $      (5,990)

Interest on 5-1/2% convertible debentures, net of tax benefit (1)                               -                        -
                                                                                    -----------------       ------------------
Net loss for primary and fully diluted earnings per share                             $     (13,544)           $      (5,990)
                                                                                    =================       ==================


Weighted average shares outstanding                                                          42,187                   42,176

Dilutive effect of stock options and restricted stock and performance
share awards after application of the treasury stock method (1)                                 -                        -

Additional shares issuable assuming full conversion of the 5-1/2%
convertible debentures into Class A common stock (1)                                            -                        -
                                                                                    -----------------       ------------------

Common and common equivalent shares outstanding for primary
earnings per share                                                                           42,187                   42,176

Additional dilution from stock options, restricted stock and performance share awards after application of the treasury stock
method (1)                                                                                      -                        -
                                                                                    -----------------       ------------------

Common and common equivalent shares outstanding for fully diluted
earnings per share                                                                           42,187                   42,176
                                                                                    =================       ==================

Primary loss per common share                                                                ($0.32)                  ($0.14)
                                                                                    =================       ==================

Fully diluted loss per common share                                                          ($0.32)                   ($.14)
                                                                                    =================       ==================


(1) The 5-1/2% Convertible Subordinated Debentures, stock options, restricted stock and performance share awards were antidilutive for the 13 weeks ended May 3, 1997 and May 4, 1996.

See notes to consolidated financial statements.